Exhibit 99.1

Wave Receives Nasdaq Notice of

Minimum Bid Price Non-Compliance

Lee, MA—September 16, 2009 — Wave Systems Corp. (NASDAQ: WAVX; www.wave.com) announced that on September 15, 2009, it received notification from the Listing Qualifications Department of The Nasdaq Stock Market indicating that the Company’s Class A Common Stock is subject to potential delisting from The Nasdaq Capital Market because, for a period of 30 consecutive business days, the bid price of the Company’s Class A Common Stock has closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”).

The Nasdaq notice indicated that, in accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), Wave will be provided 180 calendar days, or until March 15, 2010 to regain compliance.  If, at any time before March 15, 2010, the bid price of the Company’s Class A Common Stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that it has achieved compliance with the Rule.

If Wave fails to regain compliance with the Bid Price Rule before March 15, 2010, but meets all of the other applicable standards for initial listing on The Nasdaq Capital Market with the exception of the minimum bid price, then Wave will have an additional 180 calendar days, or until September 13, 2010, to regain compliance with the Bid Price Rule.  Wave currently meets The Nasdaq Capital Market initial listing requirements set forth in Nasdaq Marketplace Rules 5505(a) and 5505(b)(2) except for the minimum bid price and the $4 million shareholders’ equity requirements.

About Wave Systems Corp.

Wave provides software to help solve critical enterprise PC security challenges such as strong authentication, data protection, network access control and the management of these enterprise functions.  Wave is a pioneer in hardware-based PC security and a founding member of the Trusted Computing Group (TCG), a consortium of more than 100 companies that forged open standards for hardware security.  Wave’s EMBASSY® line of client- and server-side software leverages and manages the security functions of the TCG’s industry standard hardware security chip, the Trusted Platform Module (TPM) and supports the TCG’s “Opal” self-encrypting drive standard.  Self-encrypting drives are a growing segment of the data protection market, offering increased security and better performance than many existing software-based encryption solutions.  TPMs are included on an estimated 300 million PCs and are standard equipment on many enterprise-class PCs shipping today.  Using TPMs and Wave software, enterprises can substantially and cost-effectively strengthen their current security solutions.  For more information about Wave and its solutions, visit http://www.wave.com.

Safe Harbor for Forward-Looking Statements

This press release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends.  The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  Wave assumes no duty to and does not undertake to update forward-looking statements.

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Contact:

Gerard T. Feeney, CFO

Wave Systems Corp.

413-243-1600

info@wavesys.com